IRA Custodian Disclosure Statement and Plan Agreement
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                              CUSTODIAN DISCLOSURE
                                   STATEMENT

     The following information is provided to you by the Custodian (as specified on the Scudder IRA application or Scudder Brokerage IRA application) of the Scudder Individual Retirement Account, as required by the Internal Revenue Code. You should read this information along with the Individual Retirement Account Custodial Agreement and the prospectus(es) and/or other information for the investments you have selected for your IRA contributions. If there is any inconsistency between the provisions of your plan or a prospectus and this Statement, the plan and the prospectus provisions will control.

                             REVOCATION OF YOUR IRA

     If you have not received this Disclosure Statement at least seven calendar days before your IRA has been established, you have the right to revoke your IRA during the seven calendar days after your IRA was established. To revoke your IRA, you must request the revocation in writing and send or deliver it to:
Scudder Trust Company Trust Department Two International Place Boston, MA 02110

     If you mail your revocation, the postmark must be within the seven-day period during which you are permitted to revoke your IRA. If you revoke your IRA within the proper time, the entire amount that you contributed, without any adjustments for administrative fees, expenses, price fluctuation, or earnings, will be returned to you. You may obtain further IRA information from any district office of the Internal Revenue Service.

                                   IRA TYPES

     Within this Disclosure Statement, the IRA types which are addressed are as follows:

Traditional IRA

     A Traditional IRA is an IRA to which you make regular deductible or non-deductible contributions or your employer makes Simplified Employee Pension Plan (SEP) IRA contributions.

Roth IRA

     A Roth IRA is an IRA to which you make regular non-deductible contributions and from which distributions are tax and penalty free if certain conditions are met.

Conversion Roth IRA

     A Conversion Roth IRA is a Roth IRA to which you convert a Traditional IRA.

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                                 CONTRIBUTIONS

Eligibility to Make Contributions

Traditional IRA Contributions

     You are eligible to make a regular Traditional IRA contribution for any tax year in which you have earned income. However, you cannot make a Traditional IRA contribution for the calendar year you reach age 701/2 or for any later year.

     You must make your regular Traditional IRA contributions for any tax year during that tax year or by April 15th of the next year. You may make rollover contributions or transfers to your Traditional IRA at any time even if you have reached the age of 701/2 (see "Rollovers, Transfers and Conversions" below).

     If you are an employee, "earned income" means the amount shown as wages on the Form W-2 that you receive from your employer. If you are self-employed, your "earned income" is your net profits, if any, as shown on the "Net profits or loss" line on the Schedule C or C-EZ of your IRS Form 1040 less your self-employment tax deduction and contributions to a qualified retirement plan on your own behalf. If you are performing income-producing services as a partner in a partnership, your "earned income" is your share of the net partnership profits as shown on the Schedule K-1 of your partnership return (IRS Form 1065) less your self-employment tax deduction and contributions to a qualified retirement plan on your own behalf. In most cases, earned income will not include passive income, such as investment income or rental income.

Roth IRA Contributions

     You are eligible to make a regular Roth IRA contribution for any tax year in which you have earned income (described above), and if your Adjusted Gross Income (AGI) does not exceed the applicable tax year's maximum allowable AGI. Your AGI for this purpose is, in general, your income from all sources before any deductions. The instructions to your federal income tax return (i.e., Form
1040) will provide you with specific guidance on calculating your AGI for this purpose.

     For 1998, if you are single and your AGI is below $95,050, you may make a full $2,000 (or 100% of your earned income, if less) Roth IRA contribution. If your AGI is $110,000 or more, you cannot make any Roth IRA contribution. If your AGI is more than $95,050 and less than $110,000, and you have earned income of at least the amount of your Roth IRA contribution, your maximum Roth IRA contribution will be an amount between $200 and $1,990. If your AGI falls in this zone, you can calculate your maximum Roth IRA contribution with this formula:


                                    Maximum                   Maximum
$15,000 - (AGI - $95,000)  X        Allowable        =        Roth IRA
-------------------------           Contribution              Contribution
         $15,000

     (Your "Maximum Allowable Contribution" is the lesser of $2,000 or 100% of your earned income.)

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     You must  round up your  result to the next  highest  $10  level  (the next highest number which ends in zero). For example, if your result was $1,521, you would round it up to $1,530. In addition, if your rounded result is greater than $0, but less than $200, your maximum Roth IRA contribution would automatically be $200.*

     For 1998, if you are married and file a joint return and you and your spouse's combined AGI is below $150,050, you may make a full $2,000 Roth IRA contribution (or 100% of your combined earned income, if less). If your combined AGI is $160,000 or more, you cannot make any Roth IRA contribution. If your combined AGI is more than $150,050 and less than $160,000, and you have earned income of at least the amount of your Roth IRA contribution, your maximum Roth IRA contribution will be an amount between $200 and $1,990. If your combined AGI falls in this zone, you can calculate your maximum Roth IRA contribution with this formula:


         $10,000 -            Maximum                Maximum
 (combined AGI - $150,000)  X Allowable       =      Roth IRA
--------------------------    Contribution           Contribution
         $10,000


     (Your "Maximum Allowable Contribution" is the lesser of $2,000 or 100% of your earned income.)

     You must round up your result to the next highest $10 level (the next highest number which ends in zero). For example, if your result was $1,521, you would round it up to $1,530. In addition, if your rounded result is greater than $0, but less than $200, your maximum Roth IRA contribution would automatically be $200.*

* This assumes that you have at least $200 in earned income. If you have less, the maximum would be equal to the amount of the earned income.


Maximum Combined Traditional and Roth IRA Contributions

     Your maximum combined regular Traditional and Roth IRA contributions for each tax year is the lesser of $2,000 or 100% of your earned income. However, if your earned income is less than your spouse's earned income and you and your spouse file a joint federal income tax return for the year, you may contribute up to the lesser of (a) $2,000 or (b) your combined earned income reduced by the amount your spouse contributes to his or her IRA for the year. Thus, married persons may often make total IRA contributions of up to $4,000, even if one spouse does not work. You can split the contribution amount in any manner among IRAs for you and your spouse as long as you do not contribute more than $2,000 to all IRAs belonging to one spouse. (Your ability to make a Roth IRA contribution is subject to your AGI, as described above in this section. Also, under certain circumstances to gain the maximum possible federal income tax deduction for Traditional IRA contributions, you may be required to carefully allocate your contributions among IRAs. See "Deductibility of Your Traditional IRA Contributions" below.)


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Excess IRA Contributions

     If you make contributions to one or more IRAs which exceed the amount you are allowed to contribute for any tax year, the excess over the allowable amount will be subject to a 6% IRS excess contribution tax unless you remove it (and any attributable earnings) by the due date, including any extensions, for your federal income tax return for the year for which you made the contributions.

     If you make a contribution to a Roth IRA or a conversion of a Traditional IRA (see "Conversion from a Traditional IRA to a Conversion Roth IRA" below) and later determine that you do not qualify to make such contribution or conversion, legislation is currently pending which may allow you to transfer the excess amount (and earnings) to a Traditional IRA by the due date of your tax return for the year of the contribution or conversion. This transfer will be included as a part of your Maximum Allowable Contribution (see "Eligibility to Make Contributions" above) for the year. If this legislation is not enacted, the 6% penalty described above may apply for contributions or conversions which you are not qualified to make.

Deductibility of Your Traditional IRA Contributions

Active Participant Status

     If either you or your spouse is an "active participant" in an employer-maintained retirement plan, your Traditional IRA contributions may be fully or partially deductible or may be nondeductible. You are an "active participant" if you make contributions to, or receive credit for an employer contribution in, certain employer-maintained retirement plans. These plans include pension plans, profit-sharing plans, 401(k) plans, 403(b) plans (tax-sheltered annuities), Keogh plans, ESOPs (stock bonus plans), simplified employee pension plans (SEP-IRAs), simple retirement accounts (simple IRAs) and certain governmental plans.

     You will be considered to be an active participant for the year even if you are not yet vested in any contributions made on your behalf to an employer-maintained retirement plan. Also, if you make required contributions or voluntary employee contributions to an employer-maintained retirement plan, you will be considered to be an active participant even if you only worked for the employer for part of the year.

     You will not be considered to be an active participant if you are covered in a plan only because of your service as (1) an Armed Force Reservist, for less than 90 days active service, or (2) a volunteer firefighter covered for firefighting service by a governmental plan.

     If you are an employee, the Form W-2 that you receive from your employer should indicate whether you were an active participant for the year that the Form W-2 covers. If you have any questions about your participation in your employer's plan, you should check with your employer.

     (NOTE: If a husband and wife live apart for an entire tax year, and file separate federal income tax returns, they will not be treated as married for the purposes of these IRA deduction limits.)


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Deductibility if Neither You nor Your Spouse Is an Active Participant

     If neither you nor your spouse is an active participant in an employer-maintained retirement plan, you can deduct 100% of your Traditional IRA contributions up to the maximum amount: in general, the lesser of $2,000 or 100% of earned income. (See "Eligibility to Make Contributions" above.)

Deductibility if You or Your Spouse Is an Active Participant

     If you are an active participant in an employer-maintained retirement plan, the amount of your Traditional IRA contributions that you can deduct will depend on what your modified adjusted gross income ("AGI") is for the year for which you want to make an IRA contribution. Your AGI for this purpose is, in general, your income from all sources before any deductions. The instructions to your federal income tax return (i.e., Form 1040) will provide you with specific guidance on calculating your AGI for this purpose.

     Remember, even if you can deduct only a portion of your maximum allowable Traditional IRA contribution, you can still contribute the difference between the maximum deductible portion of your contribution and your maximum IRA contribution (see "Eligibility to Make Contributions" above) as a nondeductible contribution to a Traditional IRA or a Roth IRA (if you meet the Roth IRA income qualifications, as described above in "Eligibility to Make Contributions"). You may also choose to treat as nondeductible a contribution which could be deductible. Any contributions you make to an IRA, whether deductible or nondeductible, will accumulate earnings tax deferred until you withdraw the contributions at a later date. (Withdrawals of Roth IRA earnings may be tax-free, as described below in "Taxability of IRA Distributions.")

Single  Individuals

     If you are single and your AGI is below $30,050, you can deduct 100% of your Traditional IRA contribution up to your maximum allowable contribution (see "Eligibility to Make Contributions" above). If your AGI is $40,000 or more, you cannot deduct any of your Traditional IRA contribution. If your AGI is more than $30,050 and less than $40,000, and you have earned income of at least the amount of your Traditional IRA contribution, your maximum tax-deductible Traditional IRA contribution will be an amount between $200 and $1,990. If your AGI falls in this zone, you can calculate the maximum deductible portion of your Traditional IRA contribution with this formula:

                                                  Maximum
         $10,000 -               Maximum          Deductible
 (combined  AGI -  $30,000)  X  Allowable  =      Portion  of
---------------------------     Contribution      Traditional  IRA
         $10,000                                  Contribution


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(Your "Maximum  Allowable  Contribution"  is the
lesser of $2,000 or 100% of your earned  income.)

     You must round up your result to the next highest $10 level (the next highest number which ends in zero). For example, if your result was $1,521, you would round it up to $1,530. In addition, if your rounded result is greater than $0, but less than $200, the maximum deductible portion of your Traditional IRA contribution would automatically be $200.*

Married  Individuals

     If you are married and file a joint return and you and your spouse's combined AGI is below $50,050, you can deduct 100% of your Traditional IRA contribution up to your Maximum Allowable Contribution (see "Eligibility to Make Contributions" above). If your combined AGI is $60,000 or more, you cannot deduct any of your Traditional IRA contribution. If your combined AGI is more than $50,050 and less than $60,000, and you have earned income of at least the amount of your IRA contribution, your maximum tax-deductible IRA contribution will be an amount between $200 and $1,990. If your combined AGI falls in this zone, you can calculate the maximum deductible portion of your Traditional IRA contribution with this formula:


                                                     Maximum
         $10,000 -           Maximum                 Deductible
 (combined AGI - $150,000) X Allowable      =        Portion of
--------------------------   Contribution            Traditional IRA
         $10,000                                     Contribution

     (Your "Maximum Allowable Contribution" is the lesser of $2,000 or 100% of your earned income.)

     You must round up your result to the next highest $10 level (the next highest number which ends in zero). For example, if your result was $1,521, you would round it up to $1,530. In addition, if your rounded result is greater than $0, but less than $200, the maximum deductible portion of your Traditional IRA contribution would automatically be $200.*

* This assumes that you have at least $200 in earned income. If you have less, the deductible portion would be equal to the amount of the earned income.

Deductibility if Your Spouse Is an Active Participant, and You Are Not

     If you are married and file a joint return and your spouse is an active participant in an employer-maintained retirement plan, but you are not, then you can deduct 100% of your Traditional IRA contribution up to your Maximum Allowable Contribution (see "Eligibility to Make Contributions" above) if your combined AGI is below $150,050. If your combined AGI is $160,000 or more, you cannot deduct any of your Traditional IRA contribution. If your combined AGI is more than $150,050 and less than $160,000, and you and your spouse have earned income of at least the amount of your IRA contribution, your maximum tax-deductible Traditional IRA contribution will be an amount between $200 and $1,990. If your combined AGI falls in this zone, you can calculate the maximum deductible portion of your Traditional IRA contribution with this formula:

                                                   Maximum
         $10,000                 Maximum           Deductible
 (combined  AGI -  $150,000)  X  Allowable     =   Portion  of
----------------------------     Contribution      Traditional  IRA
         $10,000                                   Contribution

     (Your "Maximum Allowable Contribution" is the lesser of $2,000 or 100% of your earned income.)

     You must round up your result to the next highest $10 level (the next highest number which ends in zero). For example, if your result was $1,521, you would round up to $1,530. In addition, if your rounded result is greater than $0, but less than $200, the maximum deductible portion of your Traditional IRA contribution would automatically be $200.*

* This assumes that you and your spouse have at least $200 in earned income. If you and your spouse have less, the deductible portion would be equal to the amount of earned income.

Nondeductibility of your Roth IRA Contributions

     Contributions to a Roth IRA are not deductible, regardless of your earned income.

Other Eligibility, Contribution and Deductibility Provisions

Reporting of Nondeductible Contributions to IRAs

     If you make a nondeductible contribution to a Traditional IRA, you must report the amount of the nondeductible contribution to the IRS on Form 8606 as a part of your annual federal income tax return. It has not yet been established whether your nondeductible Roth IRA contributions must be reported on Form 8606.

     You may make contributions to your Traditional IRA at any time during the year until the total of your contributions to your Traditional IRA equals your maximum (see "Eligibility to Make Contributions" above), without having to know how much will be a Traditional IRA deductible contribution. When you fill out your tax return, you may then figure out how much of your Traditional IRA contribution is deductible. You should be aware that there is a $100 IRS penalty tax for overstating on your federal income tax return the amount you can deduct.

Form of  Contribution

     Unless you are making a rollover contribution, your contribution must be made in cash. Rollover contributions may be made in a form other than cash if permitted by Scudder Investor Services, Inc. You cannot make any contributions to this IRA for investment in life insurance contracts.

     All contributions you make to this IRA are nonforfeitable (100% vested).


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SEP Contributions

     If your employer makes contributions to your Traditional IRA as part of a Simplified Employee Pension Plan (SEP-IRA), those employer contributions are not subject to the eligibility and deduction limits discussed above. Your employer may contribute up to the lesser of $24,000 (for 1997 and 1998) or 15% of your compensation to your IRA and deduct that amount on the employer's federal income tax return. The employer contribution amount is excluded from your income for federal income tax purposes. You may also make your own contributions, subject to the eligibility and deduction limits above, to the same Traditional IRA to which your employer makes contributions.

ROLLOVERS, TRANSFERS, and CONVERSIONS

Rollovers and Transfers to Traditional IRAs

     You are allowed to transfer or roll over all or a part of your Traditional IRA investment to another Traditional IRA without any tax liability. However, you are only allowed to make one rollover from a particular Traditional IRA during any 12-month period. In addition, if you are to receive a distribution of all or any part of your interest in an employer-maintained retirement plan, then you may roll over all or a portion of the distribution into a Traditional IRA either directly from the employer-maintained plan or within 60 days of the day you receive it, unless the distribution is a required minimum distribution or part of a series of substantially equal payments made over a period of 10 years or more or over your life expectancy or the joint life expectancy of you and your beneficiary. Please note that distributions paid to you directly will be subject to a 20% withholding requirement unless they are required minimum distributions, or payments made over a period longer than 10 years of your life expectancy or the joint life expectancy of you and your beneficiary. Distributions directly rolled over to a Traditional IRA are not subject to 20% withholding.

Rollovers and Transfers to Roth IRAs

     You are allowed to transfer or roll over all or part of your Roth IRA investment to another Roth IRA without any tax liability. However, you are only allowed to make one rollover from a particular Roth IRA during any 12-month rollover period. In addition, if you are to receive a distribution of all or any part of your interest in an employer-maintained retirement plan, you may not directly roll over such amount to a Roth IRA. You must roll it over into a Traditional IRA first, and you may then be able to convert all or part of your Traditional IRA to a Conversion Roth IRA, depending on your AGI, or you and your spouse's combined AGI (see "Conversion from a Traditional IRA to a Conversion Roth IRA" below).

Conversion from a Traditional IRA to a Conversion Roth IRA

     If you are single and your AGI does not exceed $100,000, or if you are married and you and your spouse's combined AGI does not exceed $100,000 (and you are not married filing a separate return), you may convert all or part of your Traditional IRA to a Conversion Roth IRA. (Note, a conversion from a Traditional IRA to a Conversion Roth IRA must be made as a rollover and not a transfer.) If you are married and file a separate return, you may not make a conversion.The entire amount of the taxable portion of the conversion (i.e., all amounts other than nondeductible contributions) is taxable to you for the tax year during which the conversion is made. However, if you make the conversion before January 1, 1999, the tax will be spread over four years. If you die during the four year period, it has not been determined whether any remaining taxable amounts must be included on your final tax return, or if you are married and your spouse is your beneficiary, if your spouse can continue to include the appropriate amounts in his or her income for the remainder of the four year period.

TAXABILITY OF IRA DISTRIBUTIONS

Traditional IRAs

If you have made only deductible contributions to your Traditional IRA, all of your distributions will be taxed as ordinary income for the year you receive the distributions. If, however, you made any nondeductible contributions, the portion of the IRA distributions consisting of nondeductible contributions will not be taxed again when you receive it. If you made any nondeductible Traditional IRA contributions, each distribution from your Traditional IRA (or
IRAs) will consist of a nontaxable portion (return of nondeductible contributions) and a taxable portion (return of deductible contributions, if any, and account earnings). You may use the following formula to determine the nontaxable portion of your distributions for a tax year:

            Nondeductible
            Contributions                   Total             Non-taxable
         Not Yet Distributed        x       Distribution   =  Distribution
         -------------------               (for the year)    (for the year)
         Year-End Total Traditional
         IRA Account Balances Plus
         Distributions Taken During
         Year (Currently, there is
         no clarification as to whether
         you must  also  include  your  Roth
         and  Conversion  Roth IRA
         account balances in this amount.)

     To figure the year-end total Traditional IRA account balances, you treat all of your Traditional IRAs as a single IRA. This includes all regular Traditional IRAs, as well as SEP-IRAs, and Traditional IRAs to which you have made rollover contributions.

     If you take a distribution from a Traditional IRA to which you have made nondeductible contributions, you must file Form 8606 as part of your annual federal income tax return for the year of the distribution.

Roth IRAs

     Distributions of earnings from your Roth IRA (or Conversion Roth IRA) will be taxed as ordinary income for the year you receive the distribution, unless 1) the distribution is made after five taxable years from your first Roth IRA contribution (or after five taxable years from each conversion of a Traditional IRA to a Conversion Roth IRA) and if 2) the distribution is made for one of the following reasons:

1)   It is paid to you after you attain age 59 1/2.

2)   It is paid to you because you are disabled.

3)   It is paid to your beneficiary or estate because of your death.

4) It is paid for the first-time home purchase for you, your spouse, or any child, grandchild or ancestor of you or your spouse. (Please see your tax advisor to determine if your distribution qualifies as made for the first-time purchase of a home.) A maximum lifetime amount of $10,000 from all IRAs can qualify for this tax exception.

The five-taxable-year period indicated above begins on the January 1 of the calendar year during which you make a contribution or conversion.

     Distributions from a Roth IRA are made first from non-taxable principal and then from earnings. Roth IRAs to which you make regular contributions are aggregated for purposes of determining non-taxable principal and earnings for distributions from Roth IRAs. Conversion Roth IRAs with the same five year holding period are aggregated for purposes of determining non-taxable principal and earnings for distributions from Conversion Roth IRAs. The five year holding period for a Conversion Roth IRA begins with the tax year of the most recent conversion to the Conversion Roth IRA. Because of this rule, you may wish to establish a separate Conversion Roth IRA account for each conversion you make.

     Special rules may apply if a distribution is made from a Conversion Roth IRA within the five-taxable-year period beginning with the January 1 of the year in which the most recent conversion was made to that particular Conversion Roth IRA. In this case, certain penalties may apply on the amounts which were previously subject to tax at the time of the conversion (see "Special Penalty for Certain Conversion Roth IRA Distributions" below).

     It is currently not yet established whether you must file Form 8606 as part of your annual federal income tax return for the year of the distribution of Roth IRA contributions and/or earnings.


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PENALTIES ON IRA DISTRIBUTIONS

Traditional IRAs

Since the purpose of your IRA is to accumulate funds for your retirement, if you take a distribution from your Traditional IRA before you reach the age of 591/2, the taxable portion of the distribution will be subject to a 10% IRS early withdrawal penalty tax unless the distribution meets one of these exceptions:

1)   It is made to your beneficiary or your estate because of your death.

2) It is part of a series of installment payments paid over your life expectancy or the joint life and last survivor expectancy of you and your beneficiary, and the payments continue until the later of five years or your reaching age 59 1/2.

3) It is rolled over into another IRA or a qualified plan (if allowed) within 60 days of the day you receive the distribution.

4)   It is paid to you because you are disabled.

5) It is paid to you to pay medical expenses in excess of 7 1/2% of your adjusted gross income.

6) It is paid to you to pay for medical insurance premiums if you are unemployed (or within 60 days after your re-employment) and you have received unemployment compensation for at least 12 consecutive weeks during the current or preceding taxable year. (Self-employed individuals may only be eligible for this exception in certain circumstances.)

7) It is paid to you, your spouse, or any child or grandchild of you or your spouse for qualified higher education expenses. (Please see your tax advisor to determine if your distribution qualifies as made for qualified higher education expenses.)

8) It is paid for the first-time purchase of a home for you, your spouse, or any child, grandchild or ancestor of you or your spouse. (See your tax advisor to determine if your distribution qualifies as made for the first-time purchase of a home.) A maximum lifetime amount of $10,000 from all IRAs can qualify for this penalty exception.

Roth IRAs

     The taxable portion (the earnings portion) of distributions from Roth IRAs or Conversion Roth IRAs will be subject to a 10% penalty tax, unless one of the exceptions listed in items 1-8 above applies. (A special penalty may apply for distribution from a Conversion Roth IRA within five taxable years of a conversion. See "Special Penalty for Certain Conversion Roth IRA Distributions" below).

                                SPECIAL PENALTY
                             FOR CERTAIN CONVERSION
                             ROTH IRA DISTRIBUTIONS

     Legislation is currently pending which will provide that amounts which are distributed from a Conversion Roth IRA within five taxable years of a conversion would be subject to i) a 10% penalty and ii) for conversions made in 1998, an additional 10% penalty. These penalties would be based on the amount that was taxable at the time of conversion. Any such withdrawal from a Conversion Roth IRA may also be deemed to come first from amounts which were taxable at the time of the conversion.

     In addition, separate Roth IRAs and Conversion Roth IRAs must be maintained. The proposed legislation would provide that the five year holding period described above may be deemed to begin with the most recent taxable year for which a conversion is made. All Roth IRAs with the same five year holding period would be aggregated to determine the amount of the withdrawal which is considered attributable to the taxable amounts at the time of the conversion. You must establish a separate Conversion Roth IRA for conversions of Traditional IRAs that you make in different calendar years. One Conversion Roth IRA can be established for all conversions made within the same calendar year.

                             REQUIRED DISTRIBUTIONS

Traditional IRAs

     You must begin taking distributions from your Traditional IRA by the April 1 following the year in which you reach age 701/2. The minimum amount that you are required to take for the year you reach 701/2 and each following year is the amount that you would take as a distribution if you were taking distributions over the joint life and last survivor expectancy of you and your beneficiary. For more information on the minimum distribution requirements of your IRA, see Articles IV and VIII of the Form 5305-A (1-98) Individual Retirement Custodial Account Agreement.

Roth IRAs

     You are not required to begin taking distributions from a Roth IRA (or Conversion Roth IRA) at any time. If you die prior to a distribution of all amounts held in a Roth IRA (or Conversion Roth IRA), certain distribution rules apply to your beneficiary. For more information on the distribution requirements of your Roth IRA (or Conversion Roth IRA) after your death, see Articles V and IX of the Form 5303-RA(1-98) Individual Retirement Custodial Account Agreement.

                              EXCESS ACCUMULATION
                                  PENALTY TAX

If you do not meet the minimum distribution requirements as discussed in Articles IV and VIII of the Form 5305-A (1-98) Individual Retirement Custodial

Account Agreement for any year, you will be subject to an IRS penalty tax of 50% of the amount that you were required to take as a distribution but did not take as a distribution.

ESTATE TAX

     After your death, the balance in your IRA may be subject to an estate tax. You should contact your attorney or accountant for more details.

PROHIBITED TRANSACTIONS

     If you or your Beneficiary engage in any prohibited transactions, including selling, exchanging, or leasing any property between you and the custodial account, the account would lose its tax-exempt status and all assets of the account will be treated as if they were distributed to you. You would then be required to pay taxes on the appropriate portion of your IRA assets. (See "Taxability of IRA Distributions" above.) In addition, if you are under age 59 1/2 and are not disabled, the distribution will also be subject to the 10% IRS early withdrawal penalty tax unless it meets any of the exceptions listed above under "Penalties on IRA Distributions" and is not subject to the penalty described in "Special Penalty for Certain Conversion Roth IRA Distributions" described above.

     You also cannot use your IRA assets as collateral for a loan. If you do this, the amount used as collateral will be treated as if it were distributed to you and will be subject to tax and penalty tax as provided in the paragraph above for prohibited transactions.

                              SCUDDER MUTUAL FUND
                                  INFORMATION

     Information about the Scudder mutual funds available for investment in this IRA is available from Scudder Investor Services, Inc. You are required to receive this information (given in the form of a prospectus governed by the rules of the Securities and Exchange Commission) before you invest in the Funds.

     Growth in the value of your custodial account cannot be guaranteed or projected. The Funds' prospectuses and reports provide information regarding current income and expenses.

                             BROKERAGE INFORMATION

Information about the brokerage services available for this IRA is available from Scudder Brokerage Services, Inc. Growth in the value of your custodial account cannot be guaranteed or projected.

                              CUSTODIAL PROVISIONS

These provisions supplement paragraphs 5-7 of Article IX of the Form 5305-RA (1-98), Individual Retirement Custodial Account Agreement and paragraphs 5-7 of
Article VIII of the Form 5305-A (1-98), Individual Retirement Custodial Account Agreement and should be read in conjunction with them.

1. Your contributions must be made to a trust or custodial account for which the trustee or custodian is either a bank or a person who has been approved by the Secretary of the Treasury.

2. The Custodian may charge your custodial account for any fees or other expenses of maintaining your account. The Custodian's fee schedule is also referred to in Article IX of the Form 5305-RA (1-98), IRA Custodial Account Agreement and Article VIII of the Form 5305-A (1-98) IRA Custodial Account Agreement and notice of such fee schedule will be provided to you in an appropriate manner.

                                REPORTING EXCESS
                                 CONTRIBUTIONS,
                             EXCESS ACCUMULATIONS,
                             and EARLY WITHDRAWALS
                                   TO THE IRS

     For any year for which you have an excess contribution, an excess accumulation, or an early withdrawal (unless the 1099-R you receive correctly reflects that the distributions meet an exception to the penalty tax), you are required to report it on Form 5329 with your annual federal income tax return to the Internal Revenue Service.

     The form of this Individual Retirement Account Plan has been approved by the Internal Revenue Service. The approval, however, is only for the form of the Plan and does not represent an approval of the merits of the Plan.

                             For Traditional IRAs:
                             IRA Form 5305-A (1-98)

                    SCUDDER INDIVIDUAL RETIREMENT CUSTODIAL
                               ACCOUNT AGREEMENT

              (Under Section 408(a) of the Internal Revenue Code)

     The Depositor whose name appears on the Scudder IRA Application is establishing an individual retirement account under section 408(a) to provide for his or her retirement and for the support of his or her beneficiaries after death.

     The Custodian named on the Application has given the Depositor the disclosure statement required under Regulations section 1.408-6.

     The Depositor has deposited with the Custodian the amount indicated on the Application in cash. The Depositor and the Custodian make the following agreement:

                                   ARTICLE I

     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

                                   ARTICLE II

The   Depositor's   interest  in  the  balance  in  the  custodial   account  is
nonforfeitable.

                                  ARTICLE III

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5).

     2. No part of the custodial funds may be invested in collectables (within the meaning of section 408(m)), except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins issued under the laws of any state, and certain bullion.

                                   ARTICLE IV

     1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

     2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and to the surviving spouse and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated.

     3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

     (a)  A single sum payment.

     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

     4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

     (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

     (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

          (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

          (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have reached age 70 1/2.

     (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

     (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

     5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

     6. The owner of two or more individual retirement accounts may use the "Alternative Method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                   ARTICLE V

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.


                                   ARTICLE VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and related regulations will be invalid.

                                  ARTICLE VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Application.

                                  ARTICLE VIII

     1. Please refer to the Scudder IRA Application or Scudder Brokerage IRA Application which is incorporated into this Agreement as this paragraph of
Article VIII.

     2. Depositor's Selection of Investments.

Investment Options

     The Depositor may only direct the Custodian to invest custodial funds in investment shares of the Mutual Funds (regulated investment companies for which Scudder, Stevens & Clark, Inc., its successor or any affiliates, acts as the investment adviser and which Scudder Investor Services, Inc., (the "Distributor") has designated as appropriate for investments in the custodial account), or in other investments which the Distributor or its successors has designated as eligible investments for the custodial account.

Investments

     As soon as practicable after the Custodian receives the Application, the Custodian will invest the initial contribution or transfer as the Depositor directed on the Application in shares of the Mutual Fund(s) or other investments designated by the Distributor as eligible investments for the custodial account. With regard to the Mutual Funds listed on the Application and any other Mutual

Fund, the Depositor understands that neither the Custodian nor the Distributor endorses the Mutual Funds as suitable investments for the custodial account. In addition, neither the Custodian nor the Distributor will provide investment advice to the Depositor. The Depositor assumes all responsibility for the choice of his or her investments in the custodial account.

     The Custodian will invest each subsequent contribution or transfer to the custodial account as soon as practicable after the Custodian receives the contribution or transfer, according to the Depositor's instructions for that subsequent contribution or transfer, in the Mutual Funds or other investment designated by the Distributor as eligible investments for the custodial account.

     If the Depositor's custodial account assets are invested in any Mutual Fund which terminates or is eliminated, the Custodian will transfer the custodial account assets in that Mutual Fund to another Mutual Fund designated by the Distributor unless the Depositor instructs the Custodian otherwise in the manner required by the Custodian.

     If the Custodian receives any investment instructions from the Depositor which in the opinion of the Custodian are not in good order or are unclear, or if the Custodian receives any monies from the Depositor which would exceed the amount that the Depositor may contribute to the custodial account, the Custodian may hold all or a portion of the monies uninvested pending receipt of written (or in any other manner permitted by the Distributor) instructions or clarification. During any such delay the Custodian will not be liable for any loss of income or appreciation, loss of interest, or for any other loss. The Custodian may also return all or a portion of the monies to the Depositor. Again, in such situations, the Custodian will not be liable for any loss.

     Unless the Custodian permits otherwise, all dividend and capital gains distributions received on shares of a Mutual Fund in the custodial account (unless made in the form of additional shares) will be reinvested in shares of the same Mutual Fund which paid the distribution, and credited to the custodial account. All accumulations from other investments will be reinvested in the Depositor's custodial account according to the Depositor's instructions to the Custodian which must be in a form acceptable to the Custodian.

     The Depositor may change any portion of his or her investment in an eligible investment to another eligible investment by requesting the change in the manner the Custodian requires. However, the Distributor reserves the right to refuse to sell shares of any Mutual Fund when it determines in its own judgment that the Depositor has made frequent trading in the custodial account.

3. Contributions

     All contributions by the Depositor to the custodial account must be in cash, except for initial contributions of rollovers which may be made in a form other than cash if permitted by the Distributor.

     The Custodian will designate contributions (other than rollover contributions) as being made for particular years as requested by the Depositor. If the Depositor does not designate a year for any contribution, the Custodian will designate the contribution as being made for a particular year according to a policy established by the Distributor.

     If permitted by the Distributor, the Depositor may make rollover contributions to the custodial account of deductible employee contributions which were made to qualified employer or government retirement plans as provided in Internal Revenue Code Section 72(o).

     The Depositor warrants that all contributions to the custodial account, including any rollover contributions, will be made in accordance with the provisions of the Internal Revenue Code.

Excess  Contributions

     If the Depositor exceeds the amount that may be contributed to his or her custodial account for any year, the Custodian will, upon a proper written request from the Depositor, either 1) return the excess and any attributable earnings to the Depositor, or 2) treat the contribution as if it were made for a later year.

4. Transfers

     The Custodian will accept transfers of a cash amount to the custodial account from another custodian or a trustee of an individual retirement account or individual retirement annuity upon the Depositor's written direction. The Custodian will also transfer a cash amount in the custodial account upon the written request of the Depositor to another custodian or trustee of an individual retirement account or individual retirement annuity. For such a transfer, the Custodian may require the written acceptance of the successor custodian. The Depositor warrants that all transfers to and from the custodial account will be made in accordance with the rules and regulations issued by the Internal Revenue Service.

5.  Custodian's  Fees

     The Custodian is entitled to receive reasonable fees for establishing and maintaining the custodial account. These fees will be set by the Custodian from time to time.

     The Custodian may change its fee schedule upon thirty (30) days' written notice to the Distributor.

     The Custodian has the right to charge the custodial account, including the right to liquidate Mutual Fund shares or other investments, or to charge the Depositor for the Custodian's fees, as well as for any income, gift, estate and inheritances taxes (including any transfer taxes incurred in connection with the investment or reinvestment of the assets of the custodial account), which are levied or assessed against the custodial account assets, and for all other administrative expenses of the Custodian for performing its duties, including any fees for legal services provided to the Custodian.

6.  Custodial  Account

     Once the Custodian mails an acknowledgement of its receipt of the Application to the Depositor, this Agreement will be effective as of the date the Depositor signed the Application. As soon as practicable after the Custodian receives the Application, the Custodian will open and maintain a separate custodial account for the Depositor.

     All Mutual Fund shares or other investments in the custodial account will be registered in the name of the Custodian (with or without identifying the Depositor) or in the name of the Custodian's nominee. The Custodian will deliver, or cause to be executed and delivered, to the Depositor all notices, prospectuses, financial statements, proxies and proxy solicitating materials relating to the Mutual Funds or other investments in the custodial account.

     The  Custodian  will  vote  shares  only   according  to  the   Depositor's
instructions on an executed proxy; provided that the Custodian may without written direction from the Depositor vote shares "present" solely for the purposes of establishing a quorum.

7. Additional Provisions Regarding the Custodian

     According to this Agreement, the Custodian will be an agent for the Depositor for the custodial account to receive and to invest contributions, and to hold and to distribute these investments as authorized by the Depositor, and to keep adequate records and provide reports as required by the Agreement. None of the parties to this Agreement intend to confer any fiduciary duties on the Custodian, and no such duties shall be implied.

     The Custodian may perform any of its administrative duties through other persons designated by the Custodian from time to time. However, the custodial account must be registered in the name of the Custodian or its nominee as provided in paragraph 6 above.

     The Custodian assumes no responsibility or liability for collecting contributions, for the deductibility or propriety of any contribution made to the custodial account, or for the purpose or propriety of any distributions made from the custodial account. Those matters are the sole responsibility of the Depositor.

     The Custodian will keep adequate records of transactions it is required to perform for the custodial account. The Custodian will provide to the Depositor a written report or reports reflecting the transactions in the custodial account over each calendar year and the assets in the custodial account as of the end of the calendar year.

     If the Custodian resigns or is removed, as provided in paragraph 10 below, the Custodian must provide a written report or reports reflecting the transactions in the custodial account from the last report through the date of the Custodian's resignation or removal, and the assets in the custodial account as of the date of the Custodian's resignation or removal.

     After providing the end-of-the-year report or the reports from the Custodian's resignation or removal, the Custodian will be forever released from all liability and accountability to anyone for its acts or transactions reflected in the report(s), except those acts or transactions to which the Depositor (or recipient, if different) has filed a written objection with the Custodian within 60 days of the date the report was provided to the Depositor or other recipient.

     The Depositor always fully indemnifies the Custodian and will hold it harmless from any and all liability which may arise from this Agreement, except that which arises from the Custodian's negligence or willful misconduct. The Custodian will not be obligated or expected to commence or defend any legal action or proceeding about this Agreement unless both the Custodian and Depositor agree and the Custodian will be fully indemnified to its satisfaction.

     The Custodian may conclusively rely upon and will be protected from acting on any written order from or authorized by the Depositor, or any other notice, request, consent, certificate or other instrument, paper, or other communication which the Custodian believes to be genuine and issued in proper form with proper authority, as long as the Custodian acts in good faith in taking or omitting to take any action in reliance upon the communication.

     Before the Beneficiary has notified the Custodian (in the manner required by the Custodian) of the Depositor's death, the Custodian will not be responsible for treating the Beneficiary as if he or she has rights and obligations under this Agreement.

8. Distributions

     This paragraph supplements the information found in Article IV above, and must be read in conjunction with it.

     The Depositor has the responsibility to ensure that he or she will begin to receive distributions from the custodial account on or before the Required Beginning Date (i.e., the April 1 following the year in which the Depositor reaches age 70 1/2). The Depositor also has sole responsibility to initiate distributions from the custodial account and sole responsibility to ensure that all distributions are made in accordance with the applicable provisions of the Internal Revenue Code.

Distribution  Requests

     The Depositor is responsible for making the distribution requests to the Custodian sufficiently in advance of any requested or required distribution time to ensure that the distribution will be made before that requested or required distribution time.

     The Custodian will make distributions from the custodial account only after receiving a written request from the Depositor (or any other party entitled to receive the assets of the custodial account) or any other party entitled to receive the assets of the custodial account. The Custodian will make the distribution as soon as practicable after it receives the written request.

     The Depositor must make the distribution request in the form required by the Custodian. The distribution request must include the form of distribution requested (e.g., lump-sum distribution or installment payments). The Depositor must provide to the Custodian any applications, certificates, tax waivers, signature guarantees, and any other documents (including proof of legal representative's authority) that the Custodian requires. The Custodian will not be liable for complying with a distribution request that appears on its face to be genuine, nor will the Custodian be liable for refusing to comply with a distribution request which the Custodian is not satisfied is genuine.

     If the distribution request is not made in the correct form, the Custodian is not responsible and will not be liable to the Depositor for any losses while the Custodian waits for the distribution request to be made in the proper form. The Depositor also agrees to fully indemnify the Custodian for any losses which may result from the Custodian's failing to act upon an improperly made distribution request.

     The Depositor may request a distribution of any portion of the custodial account at any time. However, the Depositor must meet the minimum distribution requirements of the Internal Revenue Code at all times.

     The Custodian does not assume any responsibility for the tax treatment of any distributions from the custodial account.

     Notwithstanding anything to the contrary in 3.(b.) and (c.) of Article IV above, the Depositor may not receive distributions from the custodial account in the form of an annuity.

Designation  of  Beneficiary

     The Depositor may designate a beneficiary or beneficiaries (the "Beneficiary") to receive the assets of the custodial account upon the Depositor's death. The Depositor must designate his or her Beneficiary to the Custodian in the manner required by the Custodian.

     If the Depositor's Beneficiary is not living at the Depositor's death, the Depositor's estate is entitled to receive the assets of the custodial account. In addition, to the extent the Depositor has not effectively disposed of the assets in the custodial account by his or her designation of Beneficiary, the Depositor's estate will be entitled to receive the assets of the custodial account.

     If the Depositor's Beneficiary dies after the Depositor, the Beneficiary's estate will be entitled to receive the assets of the custodial account.

     The Depositor may change his or her choice of a Beneficiary at any time by notifying the Custodian in the manner required by the Custodian. However, if the Depositor changes his or her Beneficiary after the Required Beginning Date, that new Beneficiary may decrease the joint life and last survivor expectancy of the Depositor and his or her Beneficiary for purposes of installment payments paid over the joint life and last survivor expectancy of the Depositor and his or her Beneficiary.

     Before the Depositor's death, the Depositor's Beneficiary has no right or power to anticipate any part of the custodial account, or to sell, assign, transfer, pledge, or hypothecate any part of the account. In addition, the Custodial account will not be liable for any debts of the Depositor's Beneficiary or, except as required by law, subject to attachment, execution, or any other legal process.

Election to Have Life Expectancy Recalculated

     For installment payments to be made over the Depositor's life expectancy, the Depositor may make an election to have the Custodian annually recalculate his or her life expectancy, and the life expectancy of the Depositor's spouse, if applicable.

     The Depositor must make the election to have the Custodian recalculate no later than his or her Required Beginning Date. The Depositor must make this election in the manner required by the Custodian.

     If the depositor does not elect to have the Custodian recalculate life expectancy, the Custodian will not recalculate the life expectancy.

9.  Amendment

     This paragraph supplements the information found in Article VII above, and must be read in conjunction with it.

     If the Distributor amends this Agreement, it must provide a written notice of the amendment to both the Depositor and the Custodian. The Depositor will be considered to have consented to the Distributor's amendment 30 days after the Distributor has mailed the notice to the Depositor unless within that 30-day period the Depositor gives the Custodian a proper written order for a lump-sum distribution. The Custodian will be considered to have consented to the Distributor's amendment unless it notifies the Distributor otherwise within 30 days after the Distributor has mailed (or otherwise delivered) the notice to the Custodian.

     The Custodian may change its fee schedule, as provided in paragraph 5 above, without having to amend this Agreement.

10.  Resignation or Removal of Custodian

     The Custodian may resign at any time by giving at least 30 days' written notice to the Distributor. The Distributor may remove the Custodian at any time by giving at least 30 days' written notice to the Custodian.

     If the Custodian resigns or is removed, the Distributor must either appoint a successor custodian to serve under this Agreement or notify the Depositor that he or she must appoint a successor custodian. The successor custodian must provide a written acceptance of its appointment as successor custodian to the Custodian. Upon receiving this written acceptance, the Custodian must transfer to the successor custodian all of the assets and records of the custodial account.

     The Custodian may reserve a portion of the custodial account assets to pay for any fees, compensation, costs, expenses, or for any liabilities constituting a charge on or against the Custodian. If any assets remain after paying these items, the Custodian will pay the remainder to the successor custodian.

     If the Custodian resigns or is removed, and the Distributor or the Depositor has not appointed a successor custodian within 30 days after the Custodian's resignation or removal (or a longer period, if the Custodian agrees), the Custodian will terminate this Agreement as provided in paragraph 11, below.

     After the Custodian has transferred the custodial account assets to the successor custodian, the Custodian is relieved of any further liability for this Agreement, the custodial account, and the custodial account assets.

     The Custodian or any successor custodian appointed to serve under this Agreement, must be either 1) a bank as defined in Internal Revenue Code Section 408(n), or 2) such other person who qualifies to serve as prescribed by Internal Revenue Code Section 408(a)(2) and satisfies the Distributor and the Custodian that he or she qualifies.

11. Termination of Agreement

     As provided in paragraph 10, above, the Custodian will terminate the Agreement if the Distributor or the Depositor has not appointed a successor custodian within the specified time after the Custodian resigns or is removed. If this Agreement is terminated, the Custodian will distribute the custodial account assets in kind or cash to the Depositor. The Custodian may reserve a portion of the assets as provided in paragraph 10.

     The Depositor may terminate this Agreement at any time by taking a lump-sum distribution of his or her investment in the custodial account.

     After this Agreement has been terminated, it will have no further force and effect, and the Custodian is relieved of any further liability for this Agreement, the custodial account, and the custodial account assets.

12. Liquidation of Custodial Account

     The Distributor has the right to direct the Custodian by a written order to liquidate the custodial account if the value of the account is below a minimum level established from time to time by the Distributor on a nondiscriminatory basis. Once the Custodian receives a written liquidation order from the Distributor, the Custodian will liquidate the assets in the custodial account as soon as practicable and distribute the proceeds to the Depositor in a lump sum in cash or in kind. The Custodian may reserve a portion of the account to pay for any fees, compensation, costs or expenses, or for any liabilities constituting a charge on or against the Custodian. If any assets remain after paying these items, the Custodian will pay the remainder to the Depositor.

     If the custodial account is liquidated as provided above, neither the Distributor nor the Custodian will be responsible or liable for any penalty or loss incurred by anyone because of the liquidation. In addition, after the account is liquidated, both the Distributor and the Custodian will be relieved from any further liability for this Agreement, the custodial account, and the custodial account assets.

13.  Miscellaneous

     Any reference in this Agreement to Internal Revenue Code means the Internal Revenue Code of 1986, as amended, and any future successors.

     Except as provided in the next sentence, any references to "Depositor" in this Agreement will apply to the Depositor's Beneficiary if the Depositor is deceased. The references to the "Depositor" in paragraphs 3, 4, and 8 of this
Article VIII will apply to the Depositor's Beneficiary only if the Depositor is deceased, the Depositor's Beneficiary is the Depositor's surviving spouse, and the surviving spouse elects to treat the custodial account as his or her own. If the spouse does elect to treat the custodial account as his or her own, as discussed in the preceding sentence, references to "Depositor" in Articles I through VII will apply to the spouse as the Depositor's Beneficiary.

     Unless specifically designated otherwise in this Agreement, any notice or report that the Custodian must provide to any person by reason of this Agreement will be considered to have been provided by the Custodian as of the date it is sent by first-class mail to the person at his or her most recent address on the Custodian's records.

     To the extent permitted by law, the Custodian may, at its election and upon the written instructions of the Depositor, pay investment adviser fees from the Depositor's custodial accounts.

     This Agreement is accepted by the Custodian in the Commonwealth of Massachusetts and will be constructed and administered in accordance with the laws of the Commonwealth of Massachusetts.

     This Agreement is intended to qualify under Section 408 of the Internal Revenue Code as an Individual Retirement Account, and under Section 219 of the Internal Revenue Code for any tax-deductibility and limitations of contributions made to the IRA. If any language or provision of this Agreement can be interpreted in more than one way, the interpretation of the language or provision that is consistent with the intention of this Agreement will control. However, the Custodian and the Mutual Funds (or any company associated with them) will not be responsible for guaranteeing that the intentions of this Agreement are met through the use of this Agreement. The Depositor should consult his or her own attorney for any assurances that the intentions of the Agreement will be met through the use of this Agreement.



                       For Roth IRAs: Form 5305-RA (1-98)

                       SCUDDER ROTH INDIVIDUAL RETIREMENT
                          CUSTODIAL ACCOUNT AGREEMENT

     (Under section 408A of the Internal Revenue Code)

     The Depositor whose name appears on the Scudder IRA application or Scudder Brokerage IRA application is establishing a Roth individual retirement account (Roth IRA) under Section 408A to provide for his or her retirement and for the support of his or her beneficiaries after death. The Custodian named on the Application has given the Depositor the disclosure statement required under Regulations Section 1.408-6. The Depositor has deposited with the Custodian the amount indicated on the Application in cash. The Depositor and the Custodian make the following agreement:

                                   ARTICLE I

     1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in Section 408A(e), the custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the depositor.

     2.  If  this  Roth  IRA  is  designated  as  a  Roth   Conversion  IRA,  no
contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

                                   ARTICLE II

     The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married depositor who files jointly, between AGI $150,000 and $160,000; and for a married depositor who files separately, between $0 and $10,000. In the case of a conversion, the custodian will not accept IRA Conversion Contributions in a tax year if the depositor's AGI for that tax year exceeds $100,000 or if the depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

                                  ARTICLE III

     The depositor's interest in the balance in the custodial account is nonforfeitable.

                                   ARTICLE IV

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)), except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver and platinum coins, coins issued under the laws of any state, and certain bullion.


                                   ARTICLE V

     1. If the depositor dies before his or her entire interest is distributed to him or her and the grantor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the depositor or, if the depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

     (a) Be distributed by December 31 of the year containing the fifth anniversary of the depositor's death, or

     (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the depositor's death. If distributions do not begin by the date described in (b), distribution method (a) will apply.

    2. In the case of distribution method 1.(b) above, to determine the minimum annual payment for each year, divide the grantor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

     3. If the depositor's spouse is the sole beneficiary on the depositor's date of death, such spouse will then be treated as the depositor.

                                   ARTICLE VI

     1.The depositor agrees to provide the custodian with information necessary for the custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

     2.The Custodian agrees to submit reports to the Internal Revenue Service and the depositor prescribed by the Internal Revenue Service.

                                  ARTICLE VII

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with Section 408A, the related regulations, and other published guidance will be invalid.

                                  ARTICLE VIII

     This agreement will be amended from time to time to comply with the provisions of the code, related regulations, and other published guidance. Other Amendments may be made with the consent of the persons whose signatures appear on the application.

                                   ARTICLE IX

     1. Please refer to the Scudder IRA Application or Scudder Brokerage IRA Application, which is incorporated into this Agreement as this paragraph of
Article IX.

     2. Depositor's Selection of Investments

Investment Options

     The Depositor may only direct the Custodian to invest custodial funds in investment shares of the Mutual Funds (regulated investment companies for which Scudder, Stevens & Clark, Inc., its successor or any affiliates, acts as the investment adviser and which Scudder Investor Services, Inc., (the "Distributor") has designated as appropriate for investments in the custodial account), or in other investments which the Distributor or its successors has designated as eligible investments for the custodial account.

Investments

     As soon as practicable after the Custodian receives the Application, the Custodian will invest the initial contribution or transfer as the Depositor directed on the Application in shares of the Mutual Fund(s) or other investments designated by the Distributor as eligible investments for the custodial account. With regard to the Mutual Funds listed on the Application and any other Mutual Fund, the Depositor understands that neither the Custodian nor the Distributor endorses the Mutual Funds as suitable investments for the custodial account. In addition, the Custodian (and the Distributor, unless the Distributor otherwise agrees) will not provide investment advice to the Depositor. The Depositor assumes all responsibility for the choice of his or her investments in the custodial account.

     The Custodian will invest each subsequent contribution or transfer to the custodial account as soon as practicable after the Custodian receives the contribution or transfer, according to the Depositor's instructions for that subsequent contribution or transfer, in the Mutual Funds or other investment designated by the Distributor as eligible investments for the custodial account.

     If the Depositor's custodial account assets are invested in any Mutual Fund which terminates or is eliminated, the Custodian will transfer the custodial account assets in that Mutual Fund to another Mutual Fund designated by the Distributor unless the Depositor instructs the Custodian otherwise in the manner required by the Custodian.

     If the Custodian receives any investment instructions from the Depositor which in the opinion of the Custodian are not in good order or are unclear, or if the Custodian receives any monies from the Depositor which would exceed the amount that the Depositor may contribute to the custodial account, the Custodian may hold all or a portion of the monies uninvested pending receipt of written (or in any other manner permitted by the Distributor) instructions or clarification. During any such delay the Custodian will not be liable for any loss of income or appreciation, loss of interest, or for any other loss. The Custodian may also return all or a portion of the monies to the Depositor. Again, in such situations, the Custodian will not be liable for any loss.

     Unless the Custodian permits otherwise, all dividend and capital gains distributions received on shares of a Mutual Fund in the custodial account (unless made in the form of additional shares) will be reinvested in shares of the same Mutual Fund which paid the distribution, and credited to the custodial account. All accumulations from other investments will be reinvested in the Depositor's custodial account according to the Depositor's instructions to the Custodian which must be in a form acceptable to the Custodian.

     The Depositor may change any portion of his or her investment in an eligible investment to another eligible investment by requesting the change in the manner the Custodian requires. However, the Distributor reserves the right to refuse to sell shares of any Mutual Fund when it determines in its own judgment that the Depositor has made frequent trading in the custodial account.

3.  Contributions

     All contributions by the Depositor to the custodial account must be in cash, except for initial contributions of rollovers which may be made in a form other than cash if permitted by the Distributor.

     The Custodian will designate contributions (other than rollover contributions) as being made for particular years as requested by the Depositor. If the Depositor does not designate a year for any contribution, the Custodian will designate the contribution as being made for a particular year according to a policy established by the Distributor.

     If permitted by the Distributor, the Depositor may make rollover contributions to the custodial account of deductible employee contributions which were made to qualified employer or government retirement plans as provided in Internal Revenue Code Section 72(o).

     The Depositor warrants that all contributions to the custodial account, including any rollover contributions, will be made in accordance with the provisions of the Internal Revenue Code.

Excess  Contributions

     If the Depositor exceeds the amount that may be contributed to his or her custodial account for any year, the Custodian will apply such amount as is allowed by law.

 4.  Transfers

     The Custodian will accept transfers to the custodial account of investments which the Distributor or its successors have designated as eligible investments for the custodial account from another custodian or trustee of an individual retirement account or individual retirement annuity upon the Depositor's direction. The Custodian will also transfer amounts in the custodial account upon the request in writing, or in such other manner as agreed upon by the Custodian, of the Depositor to another custodian or trustee of an individual retirement account or individual retirement annuity. For such a transfer, the Custodian may require the written acceptance of the successor custodian. The Depositor warrants that all transfers to and from the custodial account will be made in accordance with the rules and regulations issued by the Internal Revenue Service.

5.  Custodian's Fees

     The Custodian is entitled to receive reasonable fees for establishing and maintaining the custodial account. These fees will be set by the Custodian from time to time.

     The Custodian may change its fee schedule upon thirty (30) days' written notice to the Distributor.

     The Custodian has the right to charge the custodial account, including the right to liquidate Mutual Fund shares or other investments, or to charge the Depositor for the Custodian's fees, as well as for any income, gift, estate, and inheritance taxes (including any transfer taxes incurred in connection with the investment or reinvestment of the assets of the custodial account), which are levied or assessed against the custodial account assets, and for all other administrative expenses of the Custodian for performing its duties, including any fees for legal services provided to the Custodian.

6. Custodial  Account

     Once the Custodian mails an acknowledgment of its receipt of the Application to the Depositor, this Agreement will be effective as of the date the Depositor signed the Application. As soon as practicable after the Custodian receives the Application, the Custodian will open and maintain a separate custodial account for the Depositor.

     All Mutual Fund shares or other investments in the custodial account will be registered in the name of the Custodian (with or without identifying the Depositor) or in the name of the Custodian's nominee. The Custodian or its agent will deliver, or cause to be executed and delivered, to the Depositor all notices, prospectuses, financial statements, proxies, and proxy soliciting materials which the Custodian or its agent receives which relate to the Mutual Funds or other investments in the custodial account. The Custodian or its agent will vote shares only according to the Depositor's instructions on an executed proxy, provided that the Custodian may without written direction from the Depositor vote shares "present" solely for purposes of establishing a quorum.

7. Additional Provisions Regarding the Custodian

     According to this Agreement, the Custodian will be an agent for the Depositor for the custodial account to receive and to invest contributions, and to hold and to distribute these investments as authorized by the Depositor, and to keep adequate records and provide reports as required by the Agreement. None of the parties to this Agreement intend to confer any fiduciary duties on the Custodian, and no such duties shall be implied.

     The Custodian may perform any of its administrative duties through other persons designated by the Custodian from time to time. However, the custodial account must be registered in the name of the Custodian or its nominee as provided in paragraph 6 above.

     The Custodian assumes no responsibility or liability for collecting contributions, for the deductibility or propriety of any contribution made to the custodial account, or for the purpose or propriety of any distributions made from the custodial account. Those matters are the sole responsibility of the Depositor.

     The Custodian will keep adequate records of transactions it is required to perform for the custodial account. The Custodian will provide to the Depositor a written report or reports reflecting the transactions in the custodial account over each calendar year and the assets in the custodial account as of the end of the calendar year.

     If the Custodian resigns or is removed, as provided in paragraph 10 below, the Custodian must provide a written report or reports reflecting the transactions in the custodial account from the last report through the date of the Custodian's resignation or removal, and the assets in the custodial account as of the date of the Custodian's resignation or removal.

     After providing the end-of-the-year report or the reports from the Custodian's resignation or removal, the Custodian will be forever released from all liability and accountability to anyone for its acts or transactions reflected in the report(s), except those acts or transactions to which the Depositor (or recipient, if different) has filed a written objection with the Custodian within 60 days of the date the report was provided to the Depositor or other recipient.

     The Depositor always fully indemnifies the Custodian and will hold it harmless from any and all liability which may arise from this Agreement, except that which arises from the Custodian's negligence or willful misconduct. The Custodian will not be obligated or expected to commence or defend any legal action or proceeding about this Agreement unless both the Custodian and Depositor agree and the Custodian will be fully indemnified to its satisfaction.

     The Custodian may conclusively rely upon and will be protected from acting on any written order from or authorized by the Depositor, or any other notice, request, consent, certificate or other instrument, paper, or other communication which the Custodian believes to be genuine and issued in proper form with proper authority, as long as the Custodian acts in good faith in taking or omitting to take any action in reliance upon the communication.

     Before the Beneficiary has notified the Custodian (in the manner required by the Custodian) of the Depositor's death, the Custodian will not be responsible for treating the Beneficiary as if he or she has rights and obligations under this Agreement.

8. Distributions

     This paragraph supplements the information found in Article V above, and must be read in conjunction with it.

     The Depositor has sole responsibility to initiate distributions from the custodial account and sole responsibility to ensure that all distributions are made in accordance with the applicable provisions of the Internal Revenue Code.

Distribution  Requests

     The Depositor* is responsible for making the distribution requests to the Custodian sufficiently in advance of any requested or required distribution time to ensure that the distribution will be made before that requested or required distribution time.

     The Custodian will make distributions from the custodial account only after receiving a request in writing, or in such other manner as agreed upon by the Custodian, from the Depositor*. The Custodian will make the distribution as soon as practicable after it receives the request in writing, or in such other manner as agreed upon by the Custodian.

     The Depositor* must make the distribution request in the form required by the Custodian. The distribution request must include the form of distribution requested (e.g., lump-sum distribution or installment payments). The Depositor* must provide to the Custodian any applications, certificates, tax waivers, signature guarantees and any other documents (including proof of legal representative's authority) that the Custodian requires. The Custodian will not be liable for complying with a distribution request that appears on its face to be genuine, nor will the Custodian be liable for refusing to comply with a distribution request which the Custodian is not satisfied is genuine.

     If the distribution request is not made in the correct form, the Custodian is not responsible and will not be liable to the Depositor* for any losses while the Custodian waits for the distribution request to be made in the proper form. The Depositor* also agrees to fully indemnify the Custodian for any losses which may result from the Custodian's failing to act upon an improperly made distribution request.

     The Depositor* may request a distribution of any portion of the custodial account at any time.

     The Custodian does not assume any responsibility for the tax treatment of any distributions from the custodial account.


     * or any other party entitled to receive the assets of the custodial account


Designation  of  Beneficiary

     The Depositor may designate a beneficiary or beneficiaries (the "Beneficiary") to receive the assets of the custodial account upon the Depositor's death. The Depositor must designate his or her Beneficiary to the Custodian in the manner required by the Custodian.

     If the Depositor's Beneficiary is not living at the Depositor's death, the Depositor's estate is entitled to receive the assets of the custodial account. In addition, to the extent the Depositor has not effectively disposed of the assets in the custodial account by his or her designation of beneficiary, the Depositor's estate will be entitled to receive the assets of the custodial account.

     If the Depositor's Beneficiary dies after the Depositor, the Beneficiary's estate will be entitled to receive the assets of the custodial account.

     The Depositor may change his or her choice of a Beneficiary at any time by notifying the Custodian in the manner required by the Custodian.

     Before the Depositor's death, the Depositor's Beneficiary has no right or power to anticipate any part of the custodial account, or to sell, assign, transfer, pledge, or hypothecate any part of the account. In addition, the Custodial account will not be liable for any debts of the Depositor's Beneficiary or, except as required by law, subject to attachment, execution, or any other legal process.

Election to Have Life Expectancy Recalculated

     For installment payments to be made over the Depositor's life expectancy, the Depositor may make an election to have the Custodian annually recalculate his or her life expectancy, and the life expectancy of the Depositor's spouse, if applicable. The Depositor must make this election in the manner required by the Custodian.

     If the Depositor does not elect to have the Custodian recalculate life expectancy, the Custodian will not recalculate the life expectancy of any other party entitled to receive the assets of the custodial account.

9. Amendment

     This paragraph supplements the information found in Article VIII above, and must be read in conjunction with it.

     If the Distributor amends this Agreement, it must provide a written notice of the amendment to both the Depositor and the Custodian. The Depositor will be considered to have consented to the Distributor's amendment 30 days after the Distributor has mailed the notice to the Depositor unless within that 30-day period the Depositor gives the Custodian a proper request in writing, or in such other manner as agreed upon by the Custodian, for a lump-sum distribution. The Custodian will be considered to have consented to the Distributor's amendment unless it notifies the Distributor otherwise within 30 days after the Distributor has mailed (or otherwise delivered) the notice to the Custodian.

     The Custodian may change its fee schedule, as provided in paragraph 5 above, without having to amend this Agreement.

10. Resignation or Removal of Custodian

     The Custodian may resign at any time by giving at least 30 days' written notice to the Distributor. The Distributor may remove the Custodian at any time by giving at least 30 days' written notice to the Custodian.

     If the Custodian resigns or is removed, the Distributor must either appoint a successor custodian to serve under this Agreement or notify the Depositor that he or she must appoint a successor custodian. The successor custodian must provide a written acceptance of its appointment as successor custodian to the

Custodian. Upon receiving this written acceptance, the Custodian must transfer to the successor custodian all of the assets and records of the custodial account.

     The Custodian may reserve a portion of the custodial account assets to pay for any fees, compensation, costs, expenses, or for any liabilities constituting a charge on or against the Custodian. If any assets remain after paying these items, the Custodian will pay the remainder to the successor custodian.

     If the Custodian resigns or is removed, and the Distributor or the Depositor has not appointed a successor custodian within 30 days after the Custodian's resignation or removal (or a longer period, if the Custodian agrees), the Custodian will terminate this Agreement as provided in paragraph 11, below.

     After the Custodian has transferred the custodial account assets to the successor custodian, the Custodian is relieved of any further liability for this Agreement, the custodial account, and the custodial account assets.

     The Custodian or any successor custodian appointed to serve under this Agreement must be either 1) a bank as defined in Internal Revenue Code Section 408(n), or 2) such other person who qualifies to serve as prescribed by Internal Revenue Code Section 408(a)(2) and satisfies the Distributor and the Custodian that he or she qualifies.

11. Termination of Agreement

     As provided in paragraph 10, above, the Custodian will terminate the Agreement if the Distributor or the Depositor has not appointed a successor custodian within the specified time after the Custodian resigns or is removed. If this Agreement is terminated, the Custodian will distribute the custodial account assets in kind or cash to the Depositor. The Custodian may reserve a portion of the assets as provided in paragraph 10.

     The Depositor may terminate this Agreement at any time by taking a lump-sum distribution of his or her investment in the custodial account.

     After this Agreement has been terminated, it will have no further force and effect, and the Custodian is relieved of any further liability for this Agreement, the custodial account, and the custodial account assets.

12.  Liquidation  of  Custodial  Account

     The Distributor has the right to direct the Custodian by a request in writing, or in such other manner as agreed upon by the Custodian, to liquidate the custodial account if the value of the account is below a minimum level established from time to time by the Distributor on a nondiscriminatory basis. Once the Custodian receives a request in writing, or in such other manner as agreed upon by the Custodian, from the Distributor, the Custodian will liquidate the assets in the custodial account as soon as practicable and distribute the proceeds to the Depositor in a lump sum in cash or in kind. The Custodian may reserve a portion of the account to pay for any fees, compensation, costs or expenses, or for any liabilities constituting a charge on or against the Custodian. If any assets remain after paying these items, the Custodian will pay the remainder to the Depositor.

     If the custodial account is liquidated as provided above, neither the Distributor nor the Custodian will be responsible or liable for any penalty or loss incurred by anyone because of the liquidation. In addition, after the account is liquidated, both the Distributor and the Custodian will be relieved from any further liability for this Agreement, the custodial account, and the custodial account assets.

13. Miscellaneous

     Any references in this Agreement to Internal Revenue Code mean the Internal Revenue Code of 1986, as amended, and any future successors.

     Except as provided in the next sentence, any references to "Depositor" in this Agreement will apply to the Depositor's Beneficiary if the Depositor is deceased. The references to the "Depositor" in paragraphs 3, 4, and 8 of this
Article IX will apply to the Depositor's Beneficiary only if the Depositor is deceased, the Depositor's Beneficiary is the Depositor's surviving spouse, and the surviving spouse elects to treat the custodial account as his or her own. If the spouse does elect to treat the custodial account as his or her own, as discussed in the preceding sentence, references to "Depositor" in Articles I through VIII will apply to the spouse as the Depositor's Beneficiary. (Note, this highlighted information overrides otherwise conflicting information found in Article V.3 of this Agreement.)

     Unless specifically designated otherwise in this Agreement, any notice or report that the Custodian must provide to any person by reason of this Agreement will be considered to have been provided by the Custodian as of the date it is sent by first-class mail to the person at his or her most recent address on the Custodian's records.

     To the extent permitted by law, the Custodian may, at its election and upon the written instructions of the Depositor, pay investment adviser fees from the Depositor's custodial accounts.

     This Agreement is accepted by the Custodian in the Commonwealth of Massachusetts and will be constructed and administered in accordance with the laws of the Commonwealth of Massachusetts.

     This Agreement is intended to qualify under Section 408 of the Internal Revenue Code as an Individual Retirement Account, and under Section 219 of the Internal Revenue Code for any tax-deductibility and limitations of contributions made to the IRA. If any language or provision of this Agreement can be interpreted in more than one way, the interpretation of the language or provision that is consistent with the intention of this Agreement will control. However, the Custodian and the Mutual Funds (or any company associated with them) will not be responsible for guaranteeing that the intentions of this Agreement are met through the use of this Agreement. The Depositor should consult his or her own attorney for any assurances that the intentions of the Agreement will be met through the use of this Agreement.